UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 3, 2006
BEACON POWER CORPORATION (Exact Name of Registrant as Specified in Charter)
DELAWARE (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)
234 BALLARDVALE STREET WILMINGTON, MA (Address of Principal Executive Offices)	01887 (Zip Code)
Registrant's telephone number, including area code: 978-694-9121
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 3, 2006, representatives from Beacon Power Corporation (“the Company”) presented two reports; (i) preliminary results of the Company’s Smart Energy Matrix flywheel system field trials in California and New York, and (ii) Design of the Flywheel Energy Storage System 20 Megawatt Frequency Regulation Plant. The presentations were made at the Energy Storage Programs Peer Review meeting hosted by the U.S. Department of Energy (DOE) in Washington, D.C. The Company also issued a press release and posted the presentations on its website at www.beaconpower.com, and has also attached the presentations to this Form 8-K as exhibit 99.2 and 99.3. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release of Beacon Power Corporation dated November 8, 2006, furnished pursuant to Item 7.01.
99.2	November 3, 2006 presentation entitled Flywheel-based Frequency Regulation Demonstration Projects for CEC, NYSERDA and DOE.
99.3	November 3, 2006 presentation entitled Design of the FESS 20 MW Frequency Regulation Plant

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Date: November 8, 2006	By:___/s/ James M. Spiezio______
Name: James M. Spiezio
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of Beacon Power Corporation dated November 8, 2006.
99.2	November 3, 2006 presentation entitled Flywheel-based Frequency Regulation Demonstration Projects for CEC, NYSERDA and DOE.
99.3	November 3, 2006 presentation entitled Design of the FESS 20 MW Frequency Regulation Plant